     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------
                             KENSEY NASH CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             36-3316412
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)

             MARSH CREEK CORPORATE CENTER, 55 EAST UWCHLAN AVENUE,
                   EXTON, PENNSYLVANIA, 19341, (610) 524-0188
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           THIRD AMENDED AND RESTATED
                 KENSEY NASH CORPORATION EMPLOYEE INCENTIVE PLAN
                           FOURTH AMENDED AND RESTATED
        KENSEY NASH CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (Full Title of Plans)

                               JOSEPH W. KAUFMANN
                             CHIEF EXECUTIVE OFFICER
                             KENSEY NASH CORPORATION
              MARSH CREEK CORPORATE CENTER, 55 EAST UWCHLAN AVENUE,
                   EXTON, PENNSYLVANIA, 19341, (610) 524-0188

  (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                             David R. Shevitz, Esq.
                               Katten Muchin Zavis
                       525 West Monroe Street, Suite 1600
                          Chicago, Illinois 60661-3693
                                 (312) 902-5200

                    ---------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                                                  AMOUNT TO BE        OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED          REGISTERED (1)          PER SHARE            PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
  (Employee Incentive Plan) (2)............     2,000,000 shares        $20.75 (3)         $41,500,000         $10,375
---------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value
  (Non-employee Directors Stock Option
  Plan) (4)................................       350,000 shares        $20.75 (3)         $7,262,500          $1,816
---------------------------------------------------------------------------------------------------------------------------
                  Total                         2,350,000 shares           --                 --              $12,191
===========================================================================================================================


(1) This registration statement also covers an indeterminate number of shares of the Company's Common Stock that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933.
(2) The Kensey Nash Corporation Employee Incentive Plan (the "Employee Plan") was adopted by the Company's Board of Directors effective April 1, 1995. The Company previously registered 900,000 shares of Common Stock on Form S-8 (Registration File No. 333-04093). An amendment to the Employee Plan was approved by the stockholders on December 4, 1996 which increased the number of shares of Common Stock available for grant under the Employee Plan by 300,000. Accordingly, the total number of shares reserved for grant under the Employee Plan was 1,200,000 and the Company registered an additional 300,000 shares of Common Stock on Form S-8 (Registration File No. 333-22993). An amendment increasing the number of shares reserved for grant under the Employee Plan by 1,000,000 was adopted by the Board of Directors and approved by the stockholders on August 28, 1998. Accordingly, the total number of shares reserved for grant under the Employee Plan was 2,200,000. An amendment increasing the number of shares reserved for grant under the Employee Plan by 1,000,000 was adopted by the Board of Directors and approved by the stockholders on December 6, 2000. Accordingly, the total number of shares reserved for grant under the Employee Plan is 3,200,000.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933 on the basis of the closing sale price of our common stock as reported on the Nasdaq National Market on October 4, 2001.
(4) The Kensey Nash Corporation Non-employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Company's Board of Directors effective April 1, 1995. The Company previously registered 30,000 shares of Common Stock on Form S-8 (Registration File No. 333-04093). An amendment to the Directors Plan was approved by the stockholders on December 4, 1996 which increased the number of shares of Common Stock available for grant under the Directors Plan by 30,000. Accordingly, the total number of shares reserved for grant under the Directors Plan was 60,000 and the Company registered an additional 30,000 shares of Common Stock on Form S-8 (Registration File No. 333-22993). An amendment increasing the number of shares reserved for grant under the Directors Plan by 150,000 was adopted by the Board of Directors and approved by the stockholders on December 1, 1999. Accordingly, the total number of shares reserved for grant under the Directors Plan was 210,000. An amendment increasing the number of shares reserved for grant under the Directors Plan by 200,000 was adopted by the Board of Directors and approved by the stockholders on December 6, 2000. Accordingly, the total number of shares reserved for grant under the Directors Plan is 410,000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in the prospectuses for the Third Amended and Restated Kensey Nash Corporation Employee Incentive Plan and the Fourth Amended and Restated Kensey Nash Corporation Non-employee Directors Stock Option Plan and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         The following documents filed by Kensey Nash Corporation (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001; and

         (b) The description of the Company's Common Stock that is contained in the Company's Registration Statement on Form 8-A dated November 1, 1995 and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); including any amendments or reports for the purpose of updating such description.

         In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

         The Company will provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Company's principal executive offices at Marsh Creek Corporate Center, 55 East Uwchlan Avenue, Exton, Pennsylvania, 19341, Attention: Secretary. Telephone requests for copies should be directed to the Company's Secretary at (610) 524-0188.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         The Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (2) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. In addition, the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(4) for any transaction from which the director derives an improper personal benefit.

         The Company has entered into indemnity agreements with each of its directors. These agreements require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, as well as to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. The indemnity agreements with each of the directors also provides the following indemnification rights and limitations in addition to the indemnification in the Company's Amended and Restated Certificate of
Incorporation:

                  (1) if the Company does not pay a claim within ninety days after written notice has been received by the Company, the indemnified director may bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, shall also be entitled to be paid the expenses of prosecuting such claim;

                  (2) the Company is not liable for a claim against an indemnified director, for which payment is made to the indemnified director, under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (3) the Company is not liable for a claim against an indemnified director based upon or attributable to the indemnified director gaining personal profit or advantage, or brought about by the dishonesty of the indemnified director. However, the indemnified director shall be indemnified against such claims unless a judgement or final adjudication establishes that the indemnified director gained personal profit or advantage to which he was not legally entitled, or committed acts of active and deliberate dishonesty with actual dishonest purpose, which dishonest acts were material to the cause of action, respectively; and

                  (4) the Company is not liable for an accounting of profits made from the purchase or sale by the indemnified director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or similar state laws.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

         The Company has a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.
         4.1 Amended and Restated Certificate of Incorporation of Kensey Nash (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-98722), and incorporated herein by reference).

         4.2 Amended and Restated Bylaws of Kensey Nash (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-98722), and incorporated herein by reference).

         4.3 Specimen stock certificate representing Kensey Nash common stock (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-98722), and incorporated herein by reference).

         4.4* Kensey Nash Corporation Third Amended and Restated Employee Incentive Compensation Plan.

         4.5* Kensey Nash Corporation Fourth Amended and Restated Non-employee Directors Stock Plan.

         5.1*     Opinion of KMZ as to the validity of the common stock.

         23.1*    Consent of KMZ (included in its opinion filed as Exhibit 5.1).

         23.2*    Consent of Deloitte & Touche LLP, independent auditors.

         24.1*    Powers of Attorney (included on the signature page hereto).

         ---------------
         * Filed herewith.

ITEM 9.  UNDERTAKINGS.
         1.       The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, and State of Pennsylvania, on the 5th day of October, 2001.

                                     KENSEY NASH CORPORATION


                                     By:  /s/ Joseph W. Kaufmann
                                         ---------------------------------------
                                          Joseph W. Kaufmann
                                          Chief Executive Officer, Secretary and
                                          Director (Principal Executive Officer)


                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Joseph W. Kaufmann and John E. Nash, P.E., and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 5, 2001.


              SIGNATURE                                  TITLE
              ---------                                  -----



/s/ Joseph W. Kaufmann                      Chief Executive Officer, Secretary
-------------------------------------       and Director
         Joseph W. Kaufmann                 (Principal Executive Officer)



    /s/ Douglas G. Evans, P.E.              Chief Operating Officer, Assistant
-------------------------------------       Secretary and Director
       Douglas G. Evans, P.E.



     /s/ Wendy F. DiCicco, CPA              Chief Financial Officer
-------------------------------------       (Principal Financial and Accounting
        Wendy F. DiCicco, CPA               Officer)


      /s/ John E. Nash, P.E.
-------------------------------------       Vice President of New Technologies
         John E. Nash, P.E.                 and Director



     /s/ Kenneth R. Kensey, M.D.
-------------------------------------
       Kenneth R. Kensey, M.D.              Director

         /s/ Robert J. Bobb
-------------------------------------
           Robert J. Bobb                   Director



      /s/ Harold N. Chefitz
-------------------------------------
         Harold N. Chefitz                  Director


    /s/ Walter R. Maupay, Jr.
-------------------------------------
        Walter R. Maupay, Jr.               Director



  /s/ C. McCollister Evarts, M.D.
-------------------------------------
     C. McCollister Evarts, M.D.            Director



        /s/ Steven J. Lee
-------------------------------------
           Steven J. Lee                    Director

                                INDEX TO EXHIBITS

ITEM 16.   EXHIBITS

         EXHIBIT
         NUMBER                          EXHIBIT
         -----------------------------------------------------------------------

         4.4 Kensey Nash Corporation Third Amended and Restated Employee Incentive Compensation Plan.

         4.5 Kensey Nash Corporation Fourth Amended and Restated Non-employee Directors Stock Plan.

         5.1      Opinion of KMZ as to the validity of the common stock.

         23.1     Consent of KMZ (included in its opinion filed as Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP, independent auditors.

         24.1     Powers of Attorney (included on the signature page hereto).